CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   We have issued our report dated April 29, 1999 accompanying the financial statements of Van Kampen American Capital Equity Opportunity Trust, Series 92 as of February 28, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 1 to Form S-6.

   We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                       Grant THORNTON LLP

Chicago, Illinois
June 24, 1999